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Exhibit 23.3

                     CONSENT OF MORGAN, LEWIS & BOCKIUS LLP

                  We hereby consent to the reference to our firm under caption "Legal Matters" in the Prospectus forming part of this Registration Statement on Form S-3 filed with the Securities and Exchange Commission.

                  We do not, however, by such giving consent admit that we are "experts" within the meaning of Section 7 of the Securities Act of 1933, as amended.



/s/ Morgan, Lewis & Bockius LLP

Philadelphia, Pennsylvania
June 27, 2001


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